Exhibit 99.1

Cabot Corp Reports Fourth Quarter Adjusted EPS of $0.78 and Diluted EPS of $0.75

Fiscal Year 2013 Adjusted EPS of $2.91 and Diluted EPS of $2.38

BOSTON--(BUSINESS WIRE)--October 29, 2013--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2013.

Key Highlights

  Strong cash flow generation in fiscal year 2013 driven by 5% higher year-over-year adjusted EBITDA and net working capital reduction
  Fourth quarter adjusted EPS increased 7% year-over-year as demand improved in many of our end markets
  Reduced net working capital by $139 million and reduced debt by $154 million during the fourth quarter
  Completion of strategic expansion in China strengthens the company’s position in emerging markets

(In millions, except per share amounts)	Fiscal 2013		Fiscal 2012
	Fourth	Full	Fourth	Full
	Quarter	Year	Quarter	Year

Net sales	$898	$3,463	$848	$3,300
Net income attributable to Cabot Corporation	$49	$155	$36	$388

Net earnings per share attributable to Cabot Corporation	$0.75	$2.38	$0.56	$5.99
Less Adjustments:
Net income per share from discontinued operations	$0.02	$0.04	$0.02	$3.16
Certain items per share	$(0.05)	$(0.57)	$(0.19)	$(0.49)
Adjusted EPS	$0.78	$2.91	$0.73	$3.32

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “In fiscal 2013, we delivered $529 million of adjusted EBITDA through record-setting performance in Advanced Technologies, growth in Performance Materials, and the addition of Purification Solutions. We also continued to focus on improving the competitiveness of our businesses through strategic expansions, introduction of new products, and the execution of business initiatives. Over the past year, we completed our new carbon black plant in China and our fumed silica expansion in Wales. We introduced a number of new products, particularly for specialty applications such as silicone elastomers, adhesives, and plastics. In addition, we introduced new materials to the market through our carbon and graphene-based additives for batteries. Our execution of key business initiatives, such as the integration of Norit, the reduction of net working capital and the completion of restructuring actions in Advanced Technologies and Reinforcement Materials, further strengthened the company.”

Prevost continued, “This was the second quarter in a row of increasing volumes as demand in many of our end markets continued to improve. Higher volumes across the segments drove the year-over-year improvement in Total Segment EBIT and adjusted EPS. We continued our focus on reducing net working capital to generate cash. This resulted in a net working capital improvement of $139 million this quarter, but caused an $11 million unfavorable impact to our operating results through the reduction of inventory. We are pleased with the fourth quarter performance of Advanced Technologies, where we experienced another strong quarter.”

Financial Detail

For the fourth quarter of fiscal 2013, net income attributable to Cabot Corporation was $49 million ($0.75 per diluted common share). Net income includes a per share benefit of $0.02 from discontinued operations and a charge of $0.05 from certain items, principally for restructuring items. Adjusted EPS for the fourth quarter of fiscal 2013 was $0.78 per share.

In the fourth quarter, certain functional and indirect cost allocations were included in the Purification Solutions segment operating income that previously had not been allocated to the segment. Segment earnings before interest and taxes have been recast for each quarter of fiscal 2013 to reflect the allocation change. The inclusion of these functional and indirect cost allocations resulted in approximately $10 million of annual costs now allocated to the Purification Solutions segment, with an offsetting cost reduction to other segment earnings and unallocated corporate costs. Recast segment earnings before interest and taxes and unallocated corporate costs are included in the attached financial tables.

Segment Results

Reinforcement Materials -- Fourth quarter fiscal 2013 EBIT in Reinforcement Materials increased by $6 million compared to the same quarter of fiscal 2012 due to 4% higher volumes from a recovery in demand in most regions. This was partially offset by lower pricing in Asia and Europe and $2 million of higher costs associated with the reduction of inventory levels. Sequentially, EBIT decreased by $2 million due to higher feedstock costs and continued pricing pressure in Europe and Asia. These decreases were partially offset by 1% higher volumes.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2013 as compared to the same quarter of the prior year and the third quarter of fiscal 2013 are included in the table below:

	Fourth Quarter	Fourth Quarter
	Year over Year Change	Sequential Change
Global	4%	1%
Japan	8%	8%
Southeast Asia	5%	8%
China	(3%)	(3%)
Europe, Middle East, Africa	7%	(1%)
North America	2%	2%
South America	14%	1%

Performance Materials -- Fourth quarter fiscal 2013 EBIT in Performance Materials decreased $1 million compared to the fourth quarter of fiscal 2012. Volumes in Fumed Metal Oxides increased 8% from new product introductions and the successful commercialization of new capacity. Volumes were 3% higher in Specialty Carbons and Compounds though with a less favorable product mix. The volume increases were also offset by $5 million of higher costs associated with the reduction in inventory levels. Sequentially, Performance Materials EBIT decreased by $2 million, principally due to a less favorable product mix. This was partially offset by 3% higher volumes in Specialty Carbons and Compounds and 1% higher volumes in Fumed Metal Oxides.

Advanced Technologies -- Advanced Technologies EBIT increased by $10 million from the fourth quarter of fiscal 2012. The EBIT increase was driven by higher rental activity and the completion of significant rental jobs in Specialty Fluids, higher royalties and technology payments in Elastomer Composites, and cost savings from segment restructuring actions. Sequentially, Advanced Technologies EBIT decreased $1 million as compared to the third quarter of 2013 due to $5 million of Aerogel royalty revenue in the third quarter of fiscal 2013 that did not repeat in the fourth quarter. This was partially offset by higher volumes, royalties and technology payments in Elastomer Composites.

Purification Solutions -- For the fourth quarter of fiscal 2013, Purification Solutions EBIT decreased by $13 million compared to the same quarter of fiscal 2012. The EBIT decrease was driven by lower volumes and pricing in the gas and air purification end market, $4 million of higher costs associated with the reduction in inventory levels, and $2 million of functional and indirect cost allocations. Sequentially, Purification Solutions EBIT decreased $7 million due to higher costs and the timing of a royalty payment. The higher costs were associated with asset repairs and the reduction of inventory levels from unit outages that occurred in the third quarter of fiscal 2013 and extended into the fourth quarter. In addition, a $3 million royalty payment that was received in the third quarter of fiscal 2013 did not repeat in the fourth quarter. Volumes increased by 5% sequentially driven by growth in water, food and beverage and chemicals, but this was offset by a less favorable product mix.

Cash Performance -- The Company ended the fourth quarter of fiscal 2013 with a cash balance of $95 million, an increase of $19 million from the third quarter of fiscal 2013. During the fourth quarter of fiscal 2013, the Company spent $69 million on capital expenditures and reduced debt by $154 million. Sources of cash during the fourth quarter include adjusted EBITDA of $135 million and a decrease in net working capital of $139 million.

Taxes -- During the fourth quarter of fiscal 2013, the Company recorded a net tax provision of $7 million for an effective tax rate of 13%. Excluding the impact of certain items, the operating tax rate on continuing operations for the fourth quarter of fiscal 2013 was 24%. The effective tax rate for fiscal 2013 was 28% and excluding the impact of certain items, the operating tax rate on continuing operations for fiscal 2013 was 26%.

Outlook

“We are pleased with the positive demand trends we have been seeing for the last two quarters,” Prevost said, commenting on the outlook for the Company. “Tire industry demand is improving in Europe, albeit at a slow rate. We are experiencing growth in South America and Asia. The North America replacement tire market is improving, but local tire production is under pressure from import competition. The Purification Solutions segment continues to show solid growth in most end applications and we have been actively engaged with customers in the North American mercury-removal sector for carbon injection equipment and future supply of activated carbon. We expect continued momentum in the Fumed Metal Oxides and Specialty Carbons and Compounds businesses from improving demand in Europe and China. Finally, we are pleased with the second quarter in a row of strong Advanced Technologies performance. We are cautiously optimistic about fiscal 2014 after seeing signs of demand improvement in most of our global businesses.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, October 30, 2013. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants , cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions or other development projects, including at our mine in Manitoba, as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); changes in raw material costs; demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular business or segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the business or segment.

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate , the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the fourth quarter and full fiscal year of 2013, and for the full fiscal year of 2012 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

Fourth Quarter Earnings Announcement, Fiscal 2013

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2013	2012	2013	2012

Net sales and other operating revenues	$898	$848	$3,463	$3,300

Cost of sales	730	691	2,827	2,652

Gross profit	168	157	636	648

Selling and administrative expenses	76	86	299	285

Research and technical expenses	19	19	74	73
Income from operations	73	52	263	290

Other (expense) income

Interest and dividend income	1	1	5	4

Interest expense	(15)	(16)	(62)	(46)

Other expense	(4)	(1)	(1)	(3)

Total other (expense) income	(18)	(16)	(58)	(45)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	55	36	205	245

Provision for income taxes	(7)	-	(58)	(55)

Equity in earnings of affiliated companies	3	3	12	11

Income from continuing operations	51	39	159	201

Income from discontinued operations, net of tax (A)	2	1	3	205

Net income	53	40	162	406

Net income attributable to noncontrolling interests	4	4	7	18

Net income attributable to Cabot Corporation	$49	$36	$155	$388

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.73	$0.54	$2.34	$2.83

Discontinued operations (A)	0.02	0.02	0.04	3.16

Net income attributable to Cabot Corporation	$0.75	$0.56	$2.38	$5.99

Weighted average common shares outstanding
Diluted	64.7	64.2	64.5	64.2

(A) Amounts relate primarily to the divesture of the Supermetals Business.

Fourth Quarter Earnings Announcement, Fiscal 2013

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2013	2012	2013	2012

Sales

Reinforcement Materials	$482	$479	$1,902	$2,019

Performance Materials	232	227	904	914
Specialty Carbons and Compounds	158	159	622	664
Fumed Metal Oxides	74	68	282	250

Advanced Technologies	74	57	222	210
Inkjet Colorants	18	18	64	66
Aerogel	4	6	21	18
Security Materials	2	2	7	9
Elastomer Composites	12	6	29	23
Specialty Fluids	38	25	101	94

Purification Solutions (A)	90	61	348	61

Segment sales	878	824	3,376	3,204

Unallocated and other (B)	20	24	87	96

Net sales and other operating revenues	$898	$848	$3,463	$3,300

Segment Earnings Before Interest and Taxes (C) (D)

Reinforcement Materials	$47	$41	$188	$227

Performance Materials	33	34	132	128

Advanced Technologies	26	16	68	49

Purification Solutions (A)	(8)	5	(4)	5

Total Segment Earnings Before Interest and Taxes (D)	98	96	384	409

Unallocated and Other

Interest expense	(15)	(16)	(62)	(46)
Certain items (E)	(11)	(30)	(55)	(51)
Unallocated corporate costs (D)	(11)	(12)	(49)	(56)
General unallocated (expense) income (F)	(3)	1	(1)	-
Less: Equity in earnings of affiliated companies	(3)	(3)	(12)	(11)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	55	36	205	245

Provision for income taxes (including tax certain items)	(7)	-	(58)	(55)

Equity in earnings of affiliated companies	3	3	12	11

Income from continuing operations	51	39	159	201

Income from discontinued operations, net of tax (G)	2	1	3	205

Net income	53	40	162	406

Net income attributable to noncontrolling interests	4	4	7	18

Net income attributable to Cabot Corporation	$49	$36	$155	$388

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.73	$0.54	$2.34	$2.83

Discontinued operations (G)	0.02	0.02	0.04	3.16

Net income attributable to Cabot Corporation	$0.75	$0.56	$2.38	$5.99

Adjusted earnings per share

Adjusted EPS (H)	$0.78	$0.73	$2.91	$3.32

Weighted average common shares outstanding

Diluted	64.7	64.2	64.5	64.2

(A) Purification Solutions includes only two months of results in fiscal 2012 due to the acquisition of Norit N.V. by Cabot Corporation on July 31, 2012.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) The first three quarters of fiscal 2013 Segment EBIT and General unallocated (expense) income have been recast to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. Prior to the fourth quarter of fiscal 2013, Segment EBIT amounts did not include such allocations. These allocations were previously reflected in Unallocated corporate costs and other segment results.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divesture of the Supermetals business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Fourth Quarter Earnings Announcement, Fiscal 2013

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2013	2012
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$95	$120
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $5	638	687
Inventories:
Raw materials	102	131
Work in process	2	5
Finished goods	310	351
Other	44	46
Total inventories	458	533
Prepaid expenses and other current assets	56	71
Notes receivable from sale of business	214	-
Deferred income taxes	40	32
Total current assets	1,501	1,443

Property, plant and equipment, net	1,605	1,552

Goodwill	504	480
Equity affiliates	120	115
Intangible assets, net of accumulated amortization of $18 and $6	310	330
Assets held for rent	49	46
Notes receivable from sale of business	-	242
Deferred income taxes	109	94
Other assets	84	97

Total assets	$4,282	$4,399

Fourth Quarter Earnings Announcement, Fiscal 2013

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2013	2012
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$264	$62
Accounts payable and accrued liabilities	535	606
Income taxes payable	31	59
Deferred income taxes	6	7
Current portion of long-term debt	14	185
Total current liabilities	850	919

Long-term debt	1,020	1,172
Deferred income taxes	62	55
Other liabilities	267	314

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,223,985 and 63,600,928 shares
Outstanding: 63,970,502 and 63,347,362 shares	64	64
Less cost of 253,483 and 253,565 shares of common treasury stock	(8)	(8)
Additional paid-in capital	38	20
Retained earnings	1,758	1,653
Deferred employee benefits	(2)	(8)
Accumulated other comprehensive income	101	92
Total Cabot Corporation stockholders' equity	1,951	1,813
Noncontrolling interests	132	126
Total stockholders' equity	2,083	1,939
Total liabilities and stockholders' equity	$4,282	$4,399

CABOT CORPORATION

	Fiscal 2012					Fiscal 2013
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	489	534	517	479	2,019	475	459	486	482	1,902
Performance Materials	205	235	247	227	914	196	243	233	232	904
Specialty Carbons and Compounds	151	173	181	159	664	132	173	159	158	622
Fumed Metal Oxides	54	62	66	68	250	64	70	74	74	282
Advanced Technologies	39	57	57	57	210	38	41	69	74	222
Inkjet Colorants	15	15	18	18	66	16	12	18	18	64
Aerogel	4	5	3	6	18	5	3	9	4	21
Security Materials	2	3	2	2	9	1	2	2	2	7
Elastomer Composites	4	7	6	6	23	8	4	5	12	29
Specialty Fluids	14	27	28	25	94	8	20	35	38	101
Purification Solutions (A)	-	-	-	61	61	93	79	86	90	348
Segment Sales	733	826	821	824	3,204	802	822	874	878	3,376
Unallocated and other (B)	29	18	25	24	96	18	20	29	20	87

Net sales and other operating revenues	$762	$844	$846	$848	$3,300	$820	$842	$903	$898	$3,463

Segment Earnings Before Interest and Taxes (C) (D)
Reinforcement Materials	55	72	59	41	227	50	42	49	47	188
Performance Materials	21	35	38	34	128	27	37	35	33	132
Advanced Technologies	5	16	12	16	49	7	8	27	26	68
Purification Solutions (A)	-	-	-	5	5	5	-	(1)	(8)	(4)
Total Segment Earnings Before Interest and Taxes (D)	81	123	109	96	409	89	87	110	98	384

Unallocated and Other
Interest expense	(10)	(9)	(11)	(16)	(46)	(16)	(16)	(15)	(15)	(62)
Certain items (E)	(5)	(9)	(7)	(30)	(51)	(20)	(20)	(4)	(11)	(55)
Unallocated corporate costs (D)	(14)	(18)	(12)	(12)	(56)	(12)	(14)	(12)	(11)	(49)
General unallocated income (expense) (F)	4	(8)	3	1	-	3	2	(3)	(3)	(1)
Less: Equity in earnings of affiliated companies	(1)	(3)	(4)	(3)	(11)	(3)	(3)	(3)	(3)	(12)

Income from continuing operations before income taxes and							-	-	-
equity in earnings of affiliated companies	55	76	78	36	245	41	36	73	55	205
					-
Provision for income taxes (including tax certain items)	(16)	(23)	(16)	-	(55)	(19)	(16)	(16)	(7)	(58)
Equity in earnings of affiliated companies	1	3	4	3	11	3	3	3	3	12
					-
Income from continuing operations	40	56	66	39	201	25	23	60	51	159
Income (loss) from discontinued operations, net of tax (G)	11	189	4	1	205	(1)	-	2	2	3

Net income	51	245	70	40	406	24	23	62	53	162

Net income (loss) attributable to noncontrolling interests	5	5	4	4	18	4	(4)	3	4	7

Net income attributable to Cabot Corporation	$46	$240	$66	$36	$388	$20	$27	$59	$49	$155

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83	$0.33	$0.42	$0.86	$0.73	$2.34
Discontinued operations (G)	0.16	2.92	0.06	0.02	3.16	(0.02)	-	0.04	0.02	0.04
Net income attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99	$0.31	$0.42	$0.90	$0.75	$2.38

Adjusted earnings per share

Adjusted EPS (H)	$0.63	$0.96	$1.00	$0.73	$3.32	$0.66	$0.63	$0.84	$0.78	$2.91

Weighted average common shares outstanding
Diluted	64.2	64.0	64.3	64.2	64.2	64.1	64.4	64.5	64.7	64.5

(A) Purification Solutions includes only two months of results in fiscal 2012 due to the acquisition of Norit N.V. by Cabot Corporation on July 31, 2012.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) The first three quarters of fiscal 2013 Segment EBIT and General unallocated income (expense) have been recast to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. Prior to the fourth quarter of fiscal 2013, Segment EBIT amounts did not include such allocations. These allocations were previously reflected in Unallocated corporate costs and other segment results.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divesture of the Supermetals business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Fourth Quarter Earnings Announcement, Fiscal 2013

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30			Three Months		Twelve Months			Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions					Per Share After Tax
			2013	2012	2013	2012		2013	2012	2013	2012
			$	$	$	$		per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(7)	$(3)	$(37)	$(17)		$(0.04)	$(0.04)	$(0.36)	$(0.24)
Acquisition related charges			(3)	(21)	(21)	(26)		(0.05)	(0.23)	(0.24)	(0.32)
Environmental and legal reserves			(1)	(6)	(1)	(8)		(0.01)	(0.07)	(0.01)	(0.09)
Foreign currency gain on revaluations			—	—	4	—		—	—	0.05	—
Certain items before tax			(11)	(30)	(55)	(51)		(0.10)	(0.34)	(0.56)	(0.65)

Tax impact of certain items			5	7	10	9
Certain items after tax			(6)	(23)	(45)	(42)		(0.10)	(0.34)	(0.56)	(0.65)

Tax-related certain items

Tax impact of certain foreign exchange gains (losses)			—	3	(12)	1		—	0.06	(0.19)	0.02

Tax impact of non deductible interest expense			—	(2)	—	(2)		—	(0.03)	—	(0.03)

Discrete tax items			2	9	11	11		0.05	0.12	0.18	0.17

Total tax-related certain items			2	10	(1)	10		0.05	0.15	(0.01)	0.16

Total certain items after tax			(4)	(13)	(46)	(32)		(0.05)	(0.19)	(0.57)	(0.49)

Discontinued operations after income taxes (B)			2	1	3	205		0.02	0.02	0.04	3.16

Total discontinued operations after tax			$2	$1	$3	$205		$0.02	$0.02	$0.04	$3.16

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30			Three Months			Twelve Months
Dollars in millions, Pre-Tax (unaudited)			2013	2012		2013	2012

Statement of Operations Line Item (C)

Cost of sales			$(3)	$(11)		$(38)	$(25)

Selling and administrative expenses			(7)	(18)		(17)	(25)

Research and technical expenses			—	—		(2)	—
Other			(1)	(1)		2	(1)
Total certain items			$(11)	$(30)		$(55)	$(51)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended September 30			Three Months			Twelve Months
Dollars in millions (unaudited)			2013	2012		2013	2012

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes			$(7)	$ ―		$(58)	$(55)

Less: Tax impact of certain items			5	7		10	9

Less: Tax related certain items			2	10		(1)	10

Provision for income taxes, excluding certain items			$(14)	$(17)		$(67)	$(74)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended September 30			Three Months			Twelve Months
Dollars in millions (unaudited)			2013	2012		2013	2012

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes			$(7)	$ ―		$(58)	$(55)

Effective tax rate			13%	1%		28%	22%

Impact of discrete tax items:
Unusual or infrequent items			1%	20%		(3%)	3%
Items related to uncertain tax positions			6%	1%		2%	1%
Other discrete tax items			(1%)	2%		1%	-%
Impact of certain items			5%	1%		(2%)	(1%)
Operating tax rate			24%	25%		26%	25%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2012 and FISCAL 2013
NON-GAAP MEASURE:
Fiscal 2012(A)							Fiscal 2013(A)

Periods ended (unaudited)	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2012 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99		$0.31	$0.42	$0.90	$0.75	$2.38
Less: Net income (loss) per share from discontinued operations(B)	0.16	2.92	0.06	0.02	3.16		(0.02)	-	0.04	0.02	0.04
Net income per share from continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83		$0.33	$0.42	$0.86	$0.73	$2.34
Less: Certain items after tax	(0.08)	(0.18)	(0.04)	(0.19)	(0.49)		(0.33)	(0.21)	0.02	(0.05)	(0.57)
Adjusted earnings per share	$0.63	$0.96	$1.00	$0.73	$3.32		$0.66	$0.63	$0.84	$0.78	$2.91

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.

(B) Amounts relate primarily to the divesture of the Supermetals Business.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.